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                                                                    EXHIBIT 24.2



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors


Carl Karcher Enterprises, Inc.:



     We consent to the use of our reports on the financial statements and financial statement schedules of Carl Karcher Enterprises, Inc., included herein. Our reports refer to a change in 1993 in the method of accounting for income taxes.


                                          /s/ KPMG PEAT MARWICK

                                              KPMG PEAT MARWICK



Orange County, California

April 8, 1994